                                                                      Exhibit 99



                            CUSA TECHNOLOGIES, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                        SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 17, 1998

The undersigned stockholder(s) of CUSA Technologies, Inc., a Nevada corporation ("CTI"), revoking all previous proxies, hereby appoints Richard N. Beckstrand and Jonathan S. Beckstrand, and each of them acting individually, as the attorneys and proxies of the undersigned, with full power of substitution, to cast all votes for all shares of Common Stock, par value $.001 per share ("CTI Common Stock"), which the undersigned would be entitled to cast if personally present at the Special Meeting of Stockholders of CTI to be held at 986 West Atherton Drive, Salt Lake City, Utah 84123 on February 17, 1998 at 9:00 a.m., local time, and any and all adjournments or postponements thereof. Said proxies are authorized and directed to vote as indicated with respect to the following matters:

1. To adopt an Agreement and Plan of Merger ("Merger Agreement") among Fiserv, Inc. ("Fiserv"), Fiserv Solutions, Inc. ("Fiserv Solutions"), a wholly-owned subsidiary of Fiserv, and CTI, pursuant to which CTI will merge with and into Fiserv Solutions and Fiserv Solutions will remain a wholly-owned subsidiary of Fiserv and shares of outstanding CTI Common Stock will be converted into shares of common stock, $.01 par value, of Fiserv, all as described and subject to the terms and conditions set forth in the accompanying proxy statement/prospectus ("Merger").

       FOR _____              AGAINST _____        ABSTAIN _____


2. To vote on such other business as may properly come before the Special Meeting of Shareholders and any and all adjournments or postponements thereof.

       FOR _____              AGAINST _____        ABSTAIN _____
                     (Please date and sign on reverse side)
                         (continued from reverse side)

This Proxy is solicited on behalf of the Board of Directors of CTI. Unless otherwise specified, the shares will be voted "FOR" approval of the. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the Special Meeting of Stockholders.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND THE PROXY STATEMENT.


 NOTE:  Please sign this Proxy           Dated:_________________, 1998
 exactly as the name(s) appears
 hereon.  When signing as attorney-
 in-fact, executor, administrator,
 trustee or guardian, please add         ________________________
 your title as such.  Proxies            Signature of Stockholder
 executed in the name of a
 corporation should be signed on
 behalf of the corporation by a
 duly authorized officer.  Where         ________________________
 shares are owned in the name of         Signature of Stockholder
 two or more persons, all such
 persons should sign this Proxy.

PLEASE SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE.